Exhibit 10.26

6400 N. W. 86th St., Johnston, IA 50131-6650

Date: February 25, 2003

Robert V. Johnson

FCStone, LLC

2829 Westown Parkway

West Des Moines, IA 50266

Dear Bob,

Reference:	FCStone, LLC Loan Number: 809121001G1 Amount of Commitment: $40,000,000 Current Due Date: March 1, 2004 Extended Due Date: March 1, 2005

The Note(s) referenced above provide a provision whereby the loan may be extended for another one-year term. Notice is hereby given that the referenced note(s) have been extended to March 1, 2005. All other terms and conditions remain unchanged.

Sincerely,

/s/ BERT
Bert Johnson Agribusiness Portfolio Manager